                                                                   EXHIBIT 10.43

                              Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked *** and have been filed separately with the Commission.



                                LICENSE AGREEMENT



                             CTI Technologies, Inc.

                                       AND

                         Chugai Pharmaceutical Co., LTD.

                                October 19, 2001

                                LICENSE AGREEMENT

          This License Agreement (this "Agreement"), dated as of October 19, 2001 (the "Effective Date"), is made by and between CTI Technologies, Inc., a Nevada corporation having its principal place of business at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109 U.S.A.("CTIT"), and Chugai Pharmaceutical Co., Ltd., a corporation organized under the laws of Japan having its principal place of business at 1-9, Kyobashi 2-chome, Chuo-ku, Tokyo 104-8301, Japan ("Chugai").

                                   BACKGROUND

     WHEREAS, CTIT is developing a polyglutamate paclitaxel product candidate known as PG-TXL or CT-2103 for treating cancer; and

     WHEREAS, CTIT is the owner or exclusive licensee of certain intellectual property rights relating to such product candidate; and

     WHEREAS, CTIT is a wholly owned subsidiary of Cell Therapeutics, Inc., having its principal place of business at 201 Elliott Avenue West, Suite 400, Seattle, Washington 98119 U.S.A.("CTI"); and

     WHEREAS, CTIT desires to grant, and Chugai desires to obtain, the exclusive rights to use, develop, distribute, market, sell, export and import such product candidate under license within the Territory (as defined below) in accordance with the terms and conditions of this Agreement;

     NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties (as defined below) as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     1.1   "Affiliate" shall mean any corporation or other entity which is
            ---------
directly or indirectly Controlling, Controlled by or under the common Control of a Party hereto for so long as such Control exists. For the purpose of this Section, "Control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum level of control or ownership right permitted in the country where such entity exists.

     1.2   "Compound" shall mean PG-TXL and/or CT-2103, which are specifically
            --------
described in the Schedule 1.2 attached to this Agreement, as may be modified from time-to-time by CTIT.

     1.3   "Commercially Reasonable Efforts" shall mean that level of effort
            -------------------------------
Chugai makes with respect to its own/other pharmaceutical products of comparable commercial potential, stage of medical/scientific development, technical and regulatory profile, and patent protection.

     1.4   "Own" shall mean a Party's possession of the ability to grant a
            ---
license or sublicense as provided for herein without violating the terms of any agreement or other arrangement between such Party and any third party.

     1.5   "Cost of Goods" shall mean all costs for the Compound or the Product
            -------------
(as hereinafter defined), as the case may be, calculated by using CTIT's standard accounting procedures and calculated in accordance with GAAP. Such costs shall include, but not be limited to, the fully burdened costs of all raw materials, labor and overhead for the synthesis, formulation, filling, finishing, labeling, packaging, storing, quality control and assurance activities, procurement costs, and such costs shall not include a profit margin for CTIT.

     1.6   "Data" shall mean any and all data from research and development
            ----
work, including but not limited to all data from clinical studies and regulatory submissions, related to the Licensed Technology (as defined below).

     1.7   "Development Plan" shall mean the written document prepared by Chugai
            ----------------
and approved by the Liaison Committee (as hereinafter defined) that describes the overall program for development of the Compound and/or the Product and the Finished Product (as hereinafter defined) in the Territory. The Development Plan includes activities and timelines for each of pre-clinical development of the Compound and/or the Product (e.g., pre-clinical testing, pharmacokinetics, toxicology, immunology and related documentary and medical writing), clinical development of the Compound and/or the Product (e.g., planning and execution of clinical studies and related documentary and medical writing), plans and applications for government approval to market and distribute the Finished Product in the Territory (e.g., regulatory plans and the Government Approval Applications (as defined below)). The Development Plan also shall forecast the initial Compound and/or Product supply requirements for such development activities, and the Net Sales (as defined below).

     1.8   "FDA" shall mean the U.S. Food and Drug Administration.
            ---

     1.9   "Finished Product" shall mean a single unit of the Product meeting
            ----------------
the applicable Specifications (as defined in Section 6.3 below) for sale within a country in the Territory, including such labeling, packaging and package inserts as are established pursuant to Article 4 below.

     1.10  "First Commercial Sale" shall mean, with respect to the Finished
            ---------------------
Product in each country of the Territory, the first bona fide commercial sale of such Finished Product following the Government Approval (as defined below) in such country by or under authority of Chugai, its Affiliates or its Sublicensees.

     1.11  "GAAP" shall mean U.S. generally accepted accounting principles.
            ----

     1.12  "Licensed Know-How" shall mean all unpatented ideas, data,
            -----------------
instructions, processes, formulas, expert opinions and information Owned by CTIT during the term of this Agreement that are necessary or useful for the development, manufacture, testing, use or sale of the Product or the Finished Product within the Territory.

     1.13  "Licensed Patent Rights" shall mean the patents and patent
            ----------------------
applications set forth in Schedule 1.13 attached hereto and any patents or patent applications that claim the manufacture, sale or use of the Finished Product or the Product within the Territory and that are Owned by CTIT during the term of this Agreement.

     1.14  "Licensed Technology" shall mean the Licensed Know-How and the
            -------------------
Licensed Patent Rights.

     1.15  "Government Approval" shall mean, with respect to each country of the
            -------------------
Territory, approval of the applicable Government Approval Application filed in such country by the health regulatory authority in such country that is the counterpart of the FDA.

     1.16  "Government Approval Application" shall mean, with respect to each
            -------------------------------
country of the Territory, the equivalent of a New Drug Application, Premarket Approval Application, or Biologics License Application for the Product or the Finished Product, as the case may be, as required by the FDA or counterpart of the FDA in each such country.

     1.17  "Net Sales" shall mean the total amount invoiced to third parties in
            ---------
connection with sales of the Finished Product by Chugai, its Affiliates and its Sublicensees, less the following *** .

     1.18  "Party" or "Parties" shall mean (i) CTIT and Chugai or (ii) CTIT or
            -----      -------
Chugai, as indicated by the context.

     1.19  "Phase I Studies" shall mean the initial introduction of the Product
            ---------------
into humans to determine its metabolism and pharmacologic actions in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness, as prescribed by applicable FDA regulations (or equivalent regulations of the FDA-equivalent regulatory authority in the Territory).

     1.20  "Phase II Studies" shall mean controlled clinical studies conducted
            ----------------
to evaluate the effectiveness of the Product for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the Product, as prescribed by applicable FDA regulations (or equivalent regulations of the FDA-equivalent regulatory authority in the Territory).

     1.21  "Sublicensee" shall mean an Affiliate of Chugai or a third party to
            -----------
whom Chugai has granted a right to develop and distribute the Compound, the Product and/or the Finished Product within the Territory, provided that such Sublicensee has the responsibility for marketing and/or promotion of the Finished Product within the markets for which such distribution rights are granted. Wholesalers or retailers who do not have such responsibilities shall not be deemed to be the Sublicensees.

____________________

* The information above marked by *** has been omitted by a request for confidential treatment. The ommitted portion has been separately filed with the Commission.

     1.22  "Product" shall mean a single unit of product containing the Compound
            -------
as the active pharmaceutical ingredient and meeting the applicable Specifications (as defined in Section 6.3 below) for sale within a country in the Territory, but lacking such labeling, packaging and package inserts as are established pursuant to Article 4 below.

     1.23  "Regulatory Filing" shall mean all filings with the FDA (or
            -----------------
equivalent regulatory authority) for registrations, permits, licenses, authorizations, approvals, or notifications that are required to develop, make, use, sell, import or export the Compound, the Product or the Finished Product, as the case may be.

     1.24  "Representative" shall mean any lawyers, financial advisers or
            --------------
consultants, and their respective officers, directors, employees, affiliates, agents and representatives, engaged by the Party to assist in the consummation of the transactions contemplated in this Agreement.

     1.25  "Territory" shall mean *** .
            ---------

     1.26  "United States" or "U.S." shall mean the United States of America,
            -------------      ----
including its possessions and territories.

     1.27 For the purpose of this Agreement, the singular form of the defined term includes plural and vice versa.

                                   ARTICLE 2
                                   ---------
                       EXECUTIVE AND LIAISON COMMITTEES
                       --------------------------------

     2.1   Executive Committee. CTIT and Chugai shall establish an executive
           -------------------
committee (the "Executive Committee") to discuss major strategic issues related to the development and commercialization of the Compound, the Product and/or the Finished Product in the Territory. At its meetings, the Executive Committee will
(i) formulate and review the Liaison Committee's objectives, (ii) review and discuss the Development Plan, and (iii) hold any other discussions that the Executive Committee believes are necessary to further the objectives of this Agreement. With the consent of the Executive Committee members, other representatives of CTIT or Chugai may attend Executive Committee or subcommittee meetings as non-voting observers.

     2.1.1 Membership. The Executive Committee shall be comprised of four (4)
           ----------
members, with two (2) members appointed by CTIT and two (2) members appointed by Chugai. Each Party shall at all times have at -least one (1) representative on the Executive Committee at the senior executive level. Each Party may replace its Executive Committee representatives at any time, with prior written notice to the other Party.


     2.1.2 Executive Committee Meetings. The Executive Committee shall meet at
           ----------------------------
least twice in each fiscal year (which commences on April 1 and ends on March 31 of the subsequent

____________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

calendar year), and at such other times and at places as are agreed to by both Parties. Half of the meetings shall take place in person; the other half may take place either in person or via tele- or video-conference. Meetings that take place in person shall alternate between locations in the United States and Japan as the Parties may agree. Each Party shall bear its own personnel and travel costs and expenses relating to Executive Committee meetings. Each Party's lead representative shall co-chair meetings of the Executive Committee and shall be responsible for preparing the meeting agendas and minutes in turn. Such minutes shall be distributed in draft form not later than thirty (30) days following each meeting and shall be deemed accepted and effective unless an authorized representative of each Party has objected to the same within thirty (30) days of each Party's receipt of such minutes; final minutes shall be promptly distributed to the Parties.

     2.1.3 Decision Making. Except as set forth in this Section 2.1.3, decisions
           ---------------
of the Executive Committee shall be made by unanimous approval of all members present; provided that at least one representative of each Party is present and so approves. In the event the required approval for a decision cannot be reached by the Executive Committee and the decision concerns the development (including preclinical and clinical activities), overall global regulatory strategy for the Compound, the Product and/or the Finished Product, and CTIT believes, in good faith, that such decision impacts CTIT's specific activities outside the Territory regarding global development of the Compound and/or the Product, CTIT shall have final decision-making authority. In the event the required approval for a decision cannot be reached by the Executive Committee and the decision concerns: (i) the sales, marketing, or distribution of the Compound, the Product and/or the Finished Product in the Territory; or (ii) concerns development in the Territory, but (x) CTIT does not believe that such decision affects CTIT's global development of the Compound and/or the Product, and (y) concerns an activity to be conducted by Chugai at the specific direction of, and as a result of communication from, government authorities in the Territory, Chugai shall have final decision-making authority.

     2.2   Liaison Committee. CTIT and Chugai shall establish a liaison
           -----------------
committee for facilitating communication and cooperation between the Parties in connection with the development and commercialization of the Compound, the Product and/or the Finished Product (the "Liaison Committee") in the Territory. At its meetings, the Liaison Committee will review and discuss Chugai's development activities in connection with the Compound, the Product and/or the Finished Product (mainly including, without limitation, the planning and performance of preclinical and clinical studies, the judgment and report of the results of preclinical and clinical studies, regulatory issues and marketing and sales) and review and approve the Development Plan for the Territory. The Liaison Committee may also: (i) propose to the Executive Committee studies to be conducted; (ii) recommend to the Executive Committee that Chugai pursue development and the Government Approval for additional indications for the Product and/or the Finished Product in the Territory; (iii) interact with the Executive Committee on a regular basis to keep it apprised of the progress of the Compound, the Product and/or the Finished Product development, marketing and sales in the Territory, and (iv) exchange the information which each Party reasonably requires to perform its obligations hereunder and which can be so provided by the other Party. With the consent of the Parties, other representatives of CTIT or Chugai may attend Liaison Committee or subcommittee meetings as non-voting observers.

     2.2.1 Membership. The Liaison Committee shall be comprised of six (6)
           ----------
members, with three (3) members appointed by CTIT and three (3) members appointed by Chugai. One (1) of the three (3) members of each Party must be such Party's Project Manager. Each Party may replace its Liaison Committee representatives at any time, with prior written notice to the other Party.

     2.2.2 Liaison Committee Meetings. The Liaison Committee shall meet at least
           --------------------------
once every three (3) months prior to the commercial launch of the Finished Product in the Territory, and at such times as the Parties may agree after the commercial launch of the Finished Product in the Territory. Half of the meetings shall take place in person; the other half may take place either in person or via tele- or video-conference. Meetings that take place in person shall alternate between locations in the U.S. and in Japan as the Parties agree. Each Party shall bear its own personnel and travel costs and expenses relating to Liaison Committee meetings. Each Party's lead representative shall co-chair meetings of the Liaison Committee and shall be responsible for preparing the meeting agendas and minutes in turn. Such minutes shall be distributed in draft form not later than thirty (30) days following each meeting and shall be deemed accepted and effective unless an authorized representative of Chugai has objected to the same within thirty (30) days of Chugai's receipt of such minutes; final minutes shall be promptly distributed to the Parties. The first meeting of the Liaison Committee shall be within thirty (30) days of the Effective Date at a site selected by CTIT to review and approve the Development Plan for the Territory.

     2.2.3 Decision Making. Decisions of the Liaison Committee shall be made by
           ---------------
unanimous approval of the members present, provided that at least two (2) representatives of each Party are present and so approve. In the event that a deadlock arises within the Liaison Committee, the dispute shall be referred to the Executive Committee for resolution in accordance with the provisions of
Section 2.1.3.

     2.3 No Committee Amendments; Authority. Notwithstanding the creation of the Executive Committee, Liaison Committee or any subcommittee thereof, each Party to this Agreement shall retain the rights, powers, and discretion granted to it hereunder, and neither the Executive Committee, Liaison Committee nor any subcommittee thereof shall be delegated or vested with any such rights, powers, or discretion unless such delegation or vesting is expressly provided for herein or the Parties expressly so agree in writing. Neither the Executive Committee, Liaison Committee nor any subcommittee shall have the power to amend or modify this Agreement, which may be amended or modified only as provided in Section 13.7.

     2.4   Development Plan. Within thirty (30) days of the Effective Date, and
           ----------------
by September 30 of each year thereafter until all development activities hereunder are completed, Chugai shall submit to the Liaison Committee for review and approval a good faith proposed plan for its development activities to be undertaken to develop and receive regulatory approval for the Compound, the Product and/or the Finished Product. Following review and approval, and, if necessary, revisions proposed by the Liaison Committee, such development plan shall be deemed the Development Plan. Chugai understands and agrees that the Development Plan should not contain elements that, or otherwise have the effect of, materially and adversely affect CTIT's ability to conduct worldwide development of the Compound, the Product and/or the Finished Product outside the Territory.

                                   ARTICLE 3
                                   ---------
                                PRODUCT LICENSE
                                ---------------

     3.1  License Grant.
          -------------

          3.1.1 License. CTIT hereby grants to Chugai an exclusive license, even
                -------
as against CTIT, its Affiliates and its Sublicensees, under the Licensed Technology, to use, develop, distribute, market, sell, export and import the Compound, the Product and/or the Finished Product within the Territory. This license with respect to use and development shall only be exercised in accordance with the Compound and the Product formulation supplied by CTIT to Chugai, and the license with respect to distribution, marketing and sales shall cover only the Finished Product in the form provided to Chugai. If necessary in a country in the Territory, Chugai may register the patent licenses granted hereunder as an exclusive license from CTIT with the competent patent authorities in the Territory at Chugai's expense. CTIT shall reasonably assist to complete such registration.

          3.1.2 Sublicenses. Chugai may sublicense the rights to develop,
                -----------
distribute, market, sell, and import the Compound, the Product and/or the Finished Product in the Territory granted in Section 3.1.1 to - Affiliates of Chugai in the Territory at its sole discretion, and Chugai may also sublicense such rights to any third party in the Territory upon the prior written consent of CTIT. Sublicenses to an Affiliate shall remain in effect only so long as such party remains an Affiliate of Chugai. Each sublicense granted by Chugai shall be subject to all the terms and conditions of this Agreement, and subordinate thereto. Chugai shall remain responsible to CTIT for payment of royalties due under this Agreement on the Net Sales of each such Sublicensee and each Sublicensee's adverse event reporting, pharmacovigilance and product complaint obligation under this Agreement. The permitted Sublicensees may not further sublicense any rights granted hereunder without the prior written consent of CTIT.

          3.1.3 Retained Rights. CTIT retains all rights to research, develop,
                ---------------
commercialize, market, distribute, sell, import, export and otherwise exploit the Compound and the Product and the Licensed Technology outside the Territory.

     3.2  Development.
          -----------

          3.2.1 Conduct and Costs. Except as expressly provided otherwise in
                -----------------
this Agreement, Chugai shall be responsible for conducting all pre-clinical, clinical and other development of the Compound, the Product and/or the Finished Product in the Territory, and shall bear all costs it incurs in conducting such development, including, without limitation, expenses incurred in conducting pre-clinical studies and clinical studies and in preparing for the same, as well for all regulatory activities in the Territory, all as pursuant to the Development Plan. Prior to initiation, the protocols of all such clinical studies and the related non-clinical studies and testing shall be subject to the review and approval of the Liaison Committee. Chugai shall be responsible, at its sole expense, for the commercialization and distribution of such Compound, Product and/or Finished Product in the Territory so long as Chugai retains rights thereto under this Agreement.

          3.2.2 Information Exchange. As provided in Section 2.2.2 and otherwise
                --------------------
herein, each of CTIT and Chugai shall keep each other promptly informed as to its progress regarding the

Development Plan in the Territory or development activity relating to the Compound and/or the Product outside the Territory, as the case may be, including status of clinical studies, developmental and regulatory activities. In this connection, each Party agrees to provide to the other a summary in English of Data generated in the conduct of clinical studies and related development of the Product, as well as summaries of the Regulatory Filings regarding the Product; in all cases subject to CTIT's third party confidentiality restrictions as may exist; provided, however, CTIT shall make a reasonable effort to enable such disclosure. In addition, each Party shall provide the other Party with access, upon reasonable request, to the detailed analyses, Data, reports, and regulatory filings that are the subject of such summaries, which access shall include the inspection and preparation of copies (at the requesting Party's expense) and audits of such Data; in all cases subject to CTIT's third party confidentiality restrictions as may exist; provided, however, CTIT shall make a reasonable effort to enable such disclosure. For the purpose of this Article 3, any costs and expenses for English (or other) translations shall be borne by the requesting Party. For the purpose of this Agreement, CTIT shall provide promptly to Chugai material correspondence to or from any regulatory agency regarding the Product or Finished Product outside the Territory, including, without limitation, regarding an adverse event arising out of use of the Compound; in all cases (except for adverse event reporting) subject to CTIT's third party confidentiality restrictions as may exist; provided however, CTIT shall make a reasonable effort to enable such disclosure. Not less than thirty (30) days prior to any and all submissions of the Regulatory Filings for the Product in any country in the Territory, Chugai shall notify the Liaison Committee that it is preparing such submissions and make such submissions available as they are completed, at the facilities of Chugai or its designee, for review and comment by members of the Liaison Committee (or their designees) within such thirty (30) day period prior to filing, which comments Chugai shall take into account. Any subsequent translations or copying of the submissions shall be at the expense of the Party requesting such translation or copying. Each Party shall promptly notify the other Party in writing upon receiving approval for any registration for the Product. Each Party shall inform the other prior to any and all meetings between such Party (or its designee) and regulatory agencies related to the Product, and the other Party shall have the right to have a representative attend such meetings at such other Party's sole expense, subject to such regulatory agency's agreement and such third party confidentiality restrictions as may apply.

          3.2.3 Reference Rights. Each Party shall have the right, free of
                ----------------
charge, to refer to, access, cross reference, and use in their respective territories (i) information and Data provided by the other Party pursuant to
Section 3.2.2 and generated by the other Party in the development and clinical testing of the Compound and the Product, and (ii) documents relating to the Product and the Finished Product filed by the other Party, its Affiliates or its Sublicensees with regulatory entities in their respective territories with respect to activities conducted in connection with development, approval and sale of the Product and the Finished Product, including, without limitation, the clinical studies and other supporting information, and any written communications to and with the FDA (or counterpart agency), provided that any out-of-pocket expenses incurred by the providing Party related to the provision of copies of such information, Data or documents required to the accessing Party shall be borne by the accessing Party. It is understood and agreed by the Parties that CTIT shall have the right, free of charge, to refer to, access, cross reference and use any such documents and information and Data prepared and/or filed by Chugai, its Affiliates, or its Sublicensees with respect to the Compound, the Product and/or the Finished Product. It is understood and agreed by the Parties that Chugai shall have the right, free of charge, to refer to, access, cross reference and use any such documents and information and Data prepared and/or filed by CTIT in any country outside of the Territory with respect to the Compound and/or the Product, and to receive a written right of reference for filing with regulatory authorities, to obtain regulatory approval of the Finished Product in the Territory.

     3.3 Manufacture. Subject to Section 6.9, CTIT shall have the exclusive
         -----------
right to manufacture or have manufactured and supply the Product to Chugai as described herein.

     3.4 Restrictions. During the term of this Agreement and as partial
         ------------
consideration for the license and rights granted hereunder, Chugai agrees that neither Chugai, its Affiliates or its or their Sublicensees will, directly or indirectly, clinically develop or market a taxane or taxane-based product for use or sale in the Territory other than the Compound or as the Parties expressly agree, regardless of whether such product is to be used for the same indications as the Finished Product.

     3.5 No Implied Licenses. Chugai acknowledges that the licenses granted by
         -------------------
CTIT in Section 3.1 are limited to the Territory, the Compound, the Product and the Finished Product. No rights or licenses, including any research rights, with respect to other products or the Licensed Patent Rights or other intellectual property Owned by CTIT are granted or shall be deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

     3.6 Product Complaints, Pharmacovigilance and Adverse Event Reporting. A
         -----------------------------------------------------------------
standard operating procedure governing the Finished Product quality, the Finished Product complaints, pharmacovigilance, and adverse event reporting will be agreed upon between the Parties prior to the initiation by Chugai of the first clinical trial of the Product in the Territory and in accordance with governing legal requirements. The standard operating procedure will be promptly updated if required by changes in legal requirements. Each Party shall ensure that its Affiliates and its Sublicensees comply with such reporting or regulatory obligations. Each Party will designate a liaison to be responsible for communicating with the other Party regarding the reporting of adverse drug reactions/experiences and product complaints in connection with the Compound, the Product and/or the Finished Product.

     3.7 No Sales or Distributions Unless in Accordance with Article 4. Chugai
         -------------------------------------------------------------
agrees not to sell, distribute or use the Product or the Finished Product except as expressly authorized herein or other than in accordance with the labeling, packaging and other requirements of Article 4. Chugai agrees to bind all of its Affiliates and all of its Sublicensees to these same requirements.

     3.8 Regulatory Compliance. Chugai shall be responsible for ensuring that
         ---------------------
all third parties, the Affiliates and the Sublicensees to whom Chugai sells or otherwise distributes the Finished Product or the Product comply with the requirements of this Agreement and any and all requirements of the FDA, FDA-equivalent, or other local government authority regarding the Product or the Finished Product. Each Party agrees to promptly inform the other Party of all FDA (or equivalent non-US) regulations, notices, circulars or warnings applicable to the Finished Product or the Product. Each Party further agrees to keep the other Party informed on a timely basis of any material developments with respect to the government approval proceedings being undertaken by such Party or its Affiliates or its Sublicensees.

                                   ARTICLE 4
                            LABELING AND TRADEMARKS
                            -----------------------

     4.1 Labeling. Chugai shall be responsible for the labeling of the Product
         --------
and the Finished Product in the Territory and ensuring that such labeling is in compliance with all applicable rules and regulations of the FDA-equivalent regulatory authority.

     4.2 Global Trademark. CTIT shall be responsible for filing, registering and
         ----------------
maintaining worldwide trademarks for the Product (the "Global Trademark"), including for the Finished Product in the Territory. CTIT will consult with Chugai regarding the selection and registration of the Global Trademark within the Territory.

     4.3 Display. All packaging materials, labels, inserts and promotional
         -------
materials for the Finished Product sold in the Territory shall display: (i) the Global Trademark, (ii) the trade name of Chugai in the context of the Finished Product as imported and distributed by Chugai, and (iii) the trade name of CTIT in the context of the Finished Product as manufactured by or for CTIT (whether in English or in Japanese); in all cases in a typeface and size to be agreed by the Parties. If the Global Trademark is not applicable in any country in the Territory, other trademarks, which shall be mutually approved, shall be displayed on the label of the Finished Product in such country. All representations of the Global Trademark that Chugai intends to use shall first be submitted to CTIT for approval (which shall be provided on a timely basis and shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by CTIT and shall in any event comply with CTIT's usage guidelines as established from time to time. Chugai shall submit representative promotional materials, packaging, labels and the Finished Product using any Global Trademark to CTIT for CTIT's timely review and comment prior to their first use and prior to any subsequent change or addition to such materials.

     4.4 License. CTIT hereby grants to Chugai a royalty-free license, with the
         -------
right to sublicense, to use the Global Trademark in the Territory for the term of this Agreement solely in connection with the marketing and promotion of the Finished Product for use and sale within the Territory as contemplated in this Agreement; provided, however, that CTIT must give prior approval to each use and display of the Global Trademark. Chugai acknowledges that: (i) the Global Trademark is owned exclusively by CTIT; (ii) that Chugai has no right, title or interest in and to the Global Trademark, except the rights conferred by this Agreement; and (iii) that all goodwill associated with the Global Trademark vests in and inures to the benefit of CTIT. CTIT reserves all rights not expressly granted herein.

     4.5 Ownership. Chugai hereby acknowledges CTIT's exclusive ownership rights
         ---------
in the Global Trademark, and accordingly agrees at no time during or after the term of this Agreement to challenge or assist others to challenge the Global Trademark or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to the Global Trademark.

     4.6 Infringements. Chugai shall promptly call to the attention of CTIT the
         -------------
use by any third party of the Global Trademark or any trademark similar to the Global Trademark, of which it becomes aware. CTIT shall have the right to decide whether or not to bring proceedings against such third parties. Such proceedings shall be at the expense of CTIT. Chugai shall cooperate fully with CTIT to whatever extent is deemed reasonably necessary by CTIT to prosecute such action. In the event that CTIT recovers damages from prosecution of such action, CTIT shall retain all amounts received for such damages except that Chugai shall be entitled to reimbursement of its costs, expenses, and attorneys' fees attributable to such action (or in proportionate amounts thereof should CTIT recover an insufficient amount for both Parties' such costs and expenses). In the event CTIT decides not to prosecute, and Chugai reasonably determines that the failure to prosecute would adversely affect the rights of Chugai under this Agreement, Chugai shall have the right, but not the obligation, to prosecute such action at its own expense. CTIT shall cooperate fully with Chugai to whatever extent is deemed reasonably necessary by Chugai to prosecute such action. In the event that Chugai recovers its damages from prosecution of such action, Chugai shall retain amounts received for such damages except that CTIT shall be entitled to reimbursement of its costs, expenses, and attorneys' fees attributable to such action (or in proportionate amounts thereof should Chugai recover an insufficient amount for both Parties' such costs and expenses). Chugai shall not settle or compromise any suit for infringement without the express approval of CTIT.

     4.7 Termination of License to use the Global Trademark. The term of this
         --------------------------------------------------
license to use the Global Trademark shall be the term specified in Article 10 of this Agreement. Upon termination of this Agreement, Chugai shall discontinue all use of the Global Trademark, terminate all sublicenses to the Global Trademark and shall not thereafter adopt or attempt to register a mark that is confusingly similar.

                                   ARTICLE 5
                                   ---------
                            MILESTONES AND PAYMENTS
                            -----------------------

     5.1 Payment Method. Other than the payment required by Section 5.4, all
         --------------
payments under this Agreement shall be made by wire transfer or other means acceptable to CTIT, as specified by CTIT. All dollar amounts specified in this Agreement, and all payments made hereunder, are and shall be made in U.S. dollars. All payments shall first be calculated in the currency of sale and then converted into United States dollars using as the rate of exchange the telegraphic transfer selling (T.T.S.) exchange rate for conversion of the foreign currency into U.S. dollars, as reported by the Sumitomo-Mitsui Banking Corporation on the last business day of the calendar quarter to which such payment pertains, or, if such T.T.S. rate is not available due to the force majeure events as provided in the Section 13.1 hereof, the reporting source of the exchange rate shall be promptly agreed upon by the Parties. Any payments due under this Agreement that are not paid by the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate publicly announced by Bank of America on the date such payment is due, plus *** , computed on the basis of a three hundred sixty (360) day year, actual days elapsed. The applicable interest rate shall be adjusted each time there shall be a change in the prime rate announced by Bank of America. This
Section 5.1 shall in no way limit any other remedies available to CTIT.

_______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

     5.2 Withholding Taxes. Chugai shall make any payment due CTIT under this
         -----------------
Article 5 after deduction for any withholding taxes or similar governmental charge ("Withholding Tax") required to be paid or withheld thereon by applicable law. Chugai shall provide CTIT, as soon as possible, a certificate evidencing withholding or payment of any such Withholding Tax by Chugai, its Affiliates or its Sublicensees for the benefit of CTIT.

     5.3 Sales Taxes. Any sales taxes (such as a consumption tax or value added
         -----------
tax), use taxes, transfer taxes, duties or similar governmental charges required to be paid in connection with the transfer to Chugai of any Product supplied by CTIT pursuant to this Agreement shall be the sole responsibility of Chugai. In the event that CTIT is required to pay any such amounts, Chugai shall promptly remit payment to CTIT of such amounts, and CTIT shall provide Chugai, as soon as possible, a certificate evidencing such payment of any such amounts by CTIT for the benefit of Chugai. In the event that Chugai is required to pay any such amounts, Chugai shall provide CTIT, as soon as possible, a certificate evidencing such payment of any such amounts by Chugai.

     5.4 Initial Payment. Within two (2) business days after the execution of
         ---------------
this Agreement, Chugai shall make a non-refundable, non-creditable cash payment to CTIT by wire transfer of three million dollars ($3,000,000) for reimbursement of incurred development expenses, from which Withholding Tax in Japan shall be deducted.

     5.5 Audits. Upon the written request of CTIT, but not more than once each
         ------
calendar year, Chugai shall permit an independent public accountant selected by CTIT and acceptable to Chugai, which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours to such of the records of Chugai as may be reasonably necessary to verify the accuracy of the royalty and profit reports hereunder in respect of any quarter or quarters year ending not more than thirty-six (36) months prior to the date of such request. In the event such accountant concludes that additional royalties were owed during such period, the additional royalties shall be paid within thirty (30) days of the date CTIT delivers to Chugai such accountant's written report so concluding. The fees charged by such accountant shall be paid by CTIT unless the audit discloses that the royalties reported payable by Chugai for the audited period have been understated by more than *** of the royalties actually payable for such period, in which case Chugai shall pay the reasonable fees and expenses charged by the accountant. CTIT agrees that all information subject to review under this Section 5.5 is confidential and that it shall cause its accountant to retain all such information in confidence.

     5.6 Milestone Payments. As additional consideration for the license granted
         ------------------
to Chugai hereunder, Chugai shall pay to CTIT the following non-refundable, non-creditable amounts, from which Withholding Taxes in Japan shall be deducted, upon achievement of each of the following applicable Milestones (such payment to be due within thirty (30) days after Chugai's achievement of such Milestone):

_______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

----------------------------------------------------------------------------------------------------------------------------
                        Milestone                                                                 Payment
----------------------------------------------------------------------------------------------------------------------------
The First Regulatory Filing in the Territory                                                        ***
----------------------------------------------------------------------------------------------------------------------------
Initiation of the First Phase II Study in the Territory                                             ***
----------------------------------------------------------------------------------------------------------------------------
First Acceptance of a Government Approval Application in the first country in the Territory         ***
----------------------------------------------------------------------------------------------------------------------------
First Government Approval or First Commercial Sale in the first country in the Territory            ***
----------------------------------------------------------------------------------------------------------------------------

          a.         ***

          b.         ***

          c.         ***

          d.         ***

     5.7 Chugai's Effort on Development. Chugai shall use its Commercially
         ------------------------------
Reasonable Efforts to obtain regulatory approvals to market the Finished Product in each country in the Territory, and, after obtaining Government Approvals for the Finished Product, launch the Finished Product in each such country, and shall also use its Commercially Reasonable Efforts to do so in other countries of the Territory. Upon the commercial launch of the Finished Product, Chugai shall use its Commercially Reasonable Efforts to promote and meet the market demand therefor in such country(ies) and shall also use its Commercially Reasonable Efforts to do so in other countries of the Territory. In particular, Chugai will use its Commercially Reasonable Efforts to attain the following endpoints:

          a. Completion of pre-clinical studies necessary to support the First Regulatory Filing (as that term is defined in Section 5.6(a)) in the Territory within *** of receiving the first shipment of the Compound or the Product from CTIT and expenditures of not less than *** United States dollars (***) to accomplish tasks necessary to support filing of the equivalent of an Investigational New Drug Application with a government agency in the Territory equivalent to the FDA for the Product, it being understood that Chugai may expend a lesser amount than the foregoing provided that Chugai (or its designee) achieves this endpoint within such period;

_______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

          b. Completion of the Phase I and Phase II Studies (or equivalents) in the first country in the Territory within *** (further specified as *** for the Phase I Studies and *** for the Phase II Studies) of Chugai meeting its obligation under Section 5.7(a) and expenditures of not less than an additional *** United States dollars (***) to achieve such endpoint, it being understood that Chugai may expend a lesser amount than the foregoing provided that Chugai (or its designee) achieves this endpoint within such period;

          c. Completion of post-approval studies within *** after the first launch of the Finished Product in the first country in the Territory and expenditures of not less than an additional *** United States dollars (***) to achieve such endpoint, it being understood that Chugai may expend a lesser amount than the foregoing provided that Chugai (or its designee) achieves this endpoint within such period.

          d. The term "Completion" as used in this Section 5.7 means *** after the date of administration of the last dose of the Product to any patient in a clinical study for the Product.

          e. The term "post-approval studies" as used in this Section 5.7 means those clinical studies required by the health regulatory authority in any country in the Territory for the Government Approval of the Finished Product for indications other than that indication for which a Government Approval has already been received in such country or for a Government Approval to use the Finished Product as part of a combination therapy.

          f. The term "Phase II Studies" as used in this Section 5.7 means not only the Phase Studies as defined in Section 1.20, but also any additional clinical studies required by a health regulatory authority in a country in the Territory, or deemed necessary by Chugai, for Government Approval of the Finished Product in such country.

                                   ARTICLE 6
                                   ---------
                                    SUPPLY
                                    ------

     6.1 Generally. Subject to the terms and conditions of Section 6.9 herein, this Article 6 and the Supply Agreement (as defined in Section 6.3) to be negotiated by the Parties, CTIT exclusively shall supply Chugai with the Product in the form of unlabeled, individual vials containing the Compound in finished pharmaceutical form. On the first business day of each calendar quarter, Chugai shall supply an *** rolling written forecast of the quantities of the Product estimated to be required on a quarterly basis by Chugai for development, clinical, and commercial uses, which shall consist of a partially binding *** forecast and a good faith, non-binding estimate on a quarterly basis for the *** period following such *** period. Materials shall be shipped by CTIT to Chugai quarterly based on the forecast, with the forecast amount for Q1 constituting a firm order for such quantity of the Product. Such forecast will specify the quantities of the Product estimated to be required on a month-by-month basis during the current calendar quarter ("Q1") and the next three quarters ("Q2", "Q3" and "Q4", respectively). Each forecast shall indicate the

_______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

estimated quantities of the Product identified by the SKU numbers (if applicable) designated by CTIT (which shall be categorized, among other things, by whether the unit is for commercial sale, clinical studies, preclinical development, or is intended for use as a sample). Each forecast shall also identify each anticipated commercial launch date for the Finished Product in any country in the Territory during the upcoming *** period. The forecasts for Q2 shall not be decreased or increased by more than *** as that quarter rolls forward to Q1. The forecasts for Q3 shall not be increased or decreased by more than *** as that quarter rolls forward to Q2, and the forecasts for Q4 shall not be decreased or increased by more than *** as those quarters roll forward to Q3. Notwithstanding the above, both Parties agree that such restriction shall not be applied to any forecast by Chugai for the Product to be delivered during *** from the first launch of the Finished Product in the first country in the Territory by Chugai.

     6.2 Supply for Development and Clinical Studies. CTIT shall use reasonable
         -------------------------------------------
efforts to timely supply the Compound and/or the Product to Chugai to meet its requirements for use in development and clinical trials in the Territory. The Compound and/or the Product supplied to Chugai for development and clinical trials required to obtain regulatory approvals shall be supplied from CTIT to Chugai in accordance with the form, quantities and schedule to be agreed to by the Parties. Chugai shall present the supply requirements for its preclinical studies and form of the Compound and/or the Product for development work in the Territory to CTIT prior to the first Liaison Committee meeting. Chugai shall also present to the Liaison Committee the supply requirements of the Product for the Phase I Studies *** prior to entering into such Phase I Studies.

     6.3 Commercial Supply of the Finished Product. CTIT will provide Chugai the
         -----------------------------------------
requirements and standards pertaining to the Product and Finished Product which Chugai shall incorporate in its Product and Finished Product specifications to be agreed by the Parties and attached to the Supply Agreement (thereafter, the "Specifications"), which shall then be set forth in a schedule to be attached to the Supply Agreement, as such may be modified from time to time, by a writing mutually executed by an authorized representative of each Party. Such Specifications shall be subject to approval by the Executive Committee. In the event that the Parties are unable to agree upon such Specifications then, at the request of either Party, such dispute shall be promptly submitted to a mutually acceptable third party expert for a final and binding determination, and the costs of engaging such expert shall be equally borne by the Parties. Chugai shall purchase the Product from CTIT to be sold by Chugai and its Affiliates and its Sublicensees or to be used as promotional samples or other "free goods". Not later than initiation by Chugai of the first Phase I Studies of the Product in the Territory, the Parties, acting through the Liaison Committee, shall negotiate in good faith and finalize the terms of a supply agreement which shall set forth the terms and conditions set forth in this Article 6, and other mutually acceptable terms and conditions of such supply not inconsistent with this Agreement, including representations, warranties and indemnities (including manufacturer indemnities relating to product liability) of the type and scope customary in the industry ("Supply Agreement"). CTIT shall be Chugai's (and its Affiliates' and its Sublicensees') exclusive supplier of the Product during the term of this Agreement. After the expiration of the Supply Agreement, in the event that Chugai decides to have any quantity of the

_______________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

Product manufactured by an entity other than CTIT, CTIT shall have a right of first negotiation with respect to the manufacture of such quantities. It is understood that, subject to Section 6.9, Chugai shall not have the right to manufacture, or to authorize any Affiliate, any Sublicensee or third party to manufacture, the Product or the Finished Product except as expressly provided in the Supply Agreement. It is understood that, inter alia, such Supply Agreement will include the following provisions:

          a. CTIT may select a contract manufacturer to manufacture the Product for Chugai and its Affiliates and its Sublicensees under this Agreement. All Product manufactured by CTIT or its contract manufacturers for Chugai under this Agreement shall be manufactured in accordance with the Specifications (as defined in Section 6.3) (which will include reference to the then current good manufacturing practices of the U.S. FDA, as set forth in 21 C.F.R. Parts 210 and 211 and such other rules and regulations in the Territory which the Parties may agree (either between themselves or, in case of an impasse, with the assistance of a mutually acceptable and neutral expert (the costs of which shall be borne equally by the Parties)) are appropriate (hereinafter "cGMPs")), and, at the time of delivery of the Product, the Product will strictly comply with the Specifications, shall be free from material defects in materials and workmanship, and shall not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act.

          b. All Product sold and shipped to Chugai pursuant to this Agreement shall be manufactured in accordance with federal, state and local environmental, health and safety laws and regulations in effect and applicable at the time and place of manufacture of the Product, and all waste, including but not limited to all hazardous waste, generated at the time of manufacture of the Product shall be disposed of in accordance with all applicable federal, state and local laws and regulations in effect and applicable at that time and place.

          c. CTIT shall be responsible for handling and responding to any appropriate governmental agency inspections of CTIT, its Affiliates, and CTIT subcontractors with respect to the Product during the term of the Supply Agreement.

          d. In the event Chugai should become aware of any information that may require a recall, field alert, product withdrawal or filed correction arising from any defect in any Product provided under the Supply Agreement, Chugai shall immediately notify CTIT by e-mail or facsimile, but in no event later than twenty-four (24) hours of such event, and such e-mail or facsimile notice shall be followed by a written notice in accordance with Section 13.4 of this Agreement. In the event that Chugai decides that a recall, field alert, product withdrawal, or filed correction is necessary due to any defect in any Finished Product, Chugai will immediately notify CTIT in writing, but in no event later than twenty-four (24) hours of such event.

          e. In the event that any Finished Product is quarantined or recalled, or is subject to stop-sale action, whether voluntary or by governmental action, it is agreed and understood that any expenses, including reasonable fees of any experts or attorneys that may be utilized by either Party, government fines or penalties, related to such recall, quarantine or stop-sale, shall be borne by the Party determined to have been responsible for the basis upon which said recall, quarantine or stop-sale was initiated. Said determination may be made by the governmental agency involved, or by mutual agreement of the Parties following examination and review of all records pertinent to the manufacture of the Product and/or the Finished Product subject to such recall.

     6.4 Price and Royalty. The Price to Chugai for quantities of the Compound
         -----------------
and/or the Product to be used for development purposes shall be based on CTIT's fully burdened Cost of Goods for such units, calculated in accordance with GAAP. For commercial sales arising out of the Product supplied to Chugai by CTIT hereunder, Chugai shall pay CTIT thirty-two percent (32%) of the aggregate Net Sales of the Finished Product (the "Price"), including both the Cost of Goods and royalty for the rights and licenses granted hereunder. The respective Cost of Goods and royalty components within the foregoing Price may be forecast in the Supply Agreement.

     6.5 Payments. Payments due to CTIT under Section 6.4 above shall be made in
         --------
accordance with Sections 5.1 and 5.2 and as follows:

         6.5.1 On Delivery. CTIT shall provide an invoice detailing the Cost of
               -----------
Goods for the Product delivered and Chugai shall make payment to CTIT within twenty (20) days thereafter.

         6.5.2 Reconciliation. Not later than thirty (30) days following the end
               --------------
of each calendar quarter, Chugai shall: (i) deliver to CTIT a report summarizing the Net Sales of the Finished Product for such quarter on a country-by-country basis, such report also setting forth a calculation of the Price for all quantities sold by Chugai in such quarter; and (ii) pay to CTIT an amount equal to thirty-two percent (32%) of the Net Sales of the Finished Product in the Territory in such quarter, less the Cost of Goods previously invoiced, within thirty (30) days after the end of such quarter.

     6.6 ***

     6.7 Price Independence. Chugai will comply with such relevant guidelines as
         ------------------
are issued by the Fair Trade Committee of Japan regarding price independence, and Chugai will require the same compliance of its Affiliates and Sublicensees in the Territory.

     6.8 Reports and Records. During the term of this Agreement, Chugai shall
         -------------------
furnish to CTIT a written quarterly report showing, on a country by country basis: (i) the Net Sales during such quarter and the calculation thereof; (ii) the amounts payable in United States dollars which shall have accrued in respect of such Net Sales and the calculation thereof including cost of the Product supplied by CTIT; (iii) withholding taxes, if any, required by law to be deducted in respect of such sales, as applicable; and (iv) the exchange rates used in determining the amount of United States dollars. CTIT shall pay any and all taxes levied on account of amounts it receives on account of Net Sales under this Agreement, but Chugai agrees to take all lawful efforts to minimize such taxes. Chugai shall keep, in accordance with GAAP consistently applied, complete and accurate records concerning sales of the Finished Product in the Territory in sufficient detail to enable the price payable hereunder to be determined.

     6.9 Right to Manufacture. If for *** out of any ***, beginning *** after
         --------------------
the First Commercial Sale of the Finished Product in each country in the Territory, CTIT fails to adequately supply Chugai's requirements of such Product as required pursuant to Section 6.1 and the Supply

_______________________

 * The information above marked by *** has been omitted by a request for confidential treatment. The ommitted portion has been separately filed with the Commission.

Agreement, provided that such failure will or does result in an interruption of supply of such Finished Product to the commercial market and is not due to action or inaction of Chugai, then Chugai may manufacture pursuant to Section
6.11 below the Product and the Finished Product for sale in the Territory. A failure to "adequately supply Chugai's requirements" shall mean, with respect to the Product, a failure to supply Chugai, in any *** of the lesser of: (i) the quantity of the Product ordered by Chugai for such quarters as calculated based upon the last forecast provided by Chugai under Section 6.1 and the Supply Agreement prior to such ***, and (ii) the maximum quantity of the Product that CTIT is obligated to supply under Section 6.1 and the Supply Agreement for such quarters; except that in no case, shall CTIT be deemed to have failed to adequately supply Chugai's requirements for the Product during the first year after the first commercial launch of the Finished Product in the first country in the Territory or otherwise breached this Agreement by any failure to supply the Product during such first year.

     6.10 Insurance; Remedies.
          -------------------

          a. Chugai and CTIT shall each maintain insurance with respect to the development, manufacture and sale of the Product and/or the Finished Product by Chugai or CTIT, respectively, in such amounts as is customarily maintained by similar companies with respect to the sale of similar products.

          b. EXCEPT FOR WILLFUL BREACH BY CTIT OF ITS OBLIGATIONS TO SUPPLY CHUGAI THE QUANTITIES OF PRODUCT ORDERED PURSUANT TO SECTION 6.1 AND THE SUPPLY AGREEMENT, (A) CTIT'S LIABILITY FOR ANY MATERIAL BREACH BY CTIT OF ITS OBLIGATIONS TO SUPPLY THE PRODUCT TO CHUGAI IN

ACCORDANCE WITH THIS AGREEMENT SHALL NOT EXCEED *** FOR DAMAGES UNDER THIS AGREEMENT, AND (B) CTIT SHALL NOT BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES INCURRED BY CHUGAI AS A RESULT OF SUCH A FAILURE.

     6.11 Chugai's Right to Manufacture Product. Upon occurrence of the
          -------------------------------------
conditions stated in Section 6.9, CTIT will grant to Chugai a license under the Licensed Technology necessary to make the Product for the Territory (which CTIT has failed to adequately supply) for use and sale within the Territory (the "Manufacturing License"). Such Manufacturing License shall be subject to all other terms and conditions of this Agreement and the following:

          6.11.1 Exercise of the Manufacturing License. Chugai may exercise any
                 -------------------------------------
of its rights under the Manufacturing License, only to the extent expressly permitted in Section 6.11 above. In such event, CTIT shall provide to Chugai, within no later than ***, copies of all documentation within CTIT's control that is reasonably necessary for Chugai to manufacture the Product.

________________________

 * The information above marked by *** has been omitted by a request for confidential treatment. The ommitted portion has been separately filed with the Commission.

          6.11.2 Manufacturing Royalty. In the event of manufacture of the
                 ---------------------
Product by or under authority of Chugai pursuant to the Manufacturing License, Chugai's payment obligations to CTIT, set forth in Section 6.4 of this Agreement shall not be operative. Instead, Chugai shall pay to CTIT an alternative amount on Net Sales of such Finished Product in the Territory by Chugai, its Affiliates and its Sublicensees (the "Manufacturing Royalty"), which Manufacturing Royalty shall be equal to *** of the aggregate Net Sales of the Finished Product in the Territory.

                                    ARTICLE 7
                                    ---------
                               SALES AND MARKETING
                               -------------------

     7.1  Marketing Plans. Chugai shall prepare marketing plans for each country
          ---------------
within the Territory (the "Marketing Plans"). Such Marketing Plans shall include plans related to the prelaunch, launch, promotion and sale of the Finished Product. Chugai shall submit the Marketing Plans at least annually to the Liaison Committee for review. In addition, Chugai agrees to keep CTIT informed, as requested by CTIT, with respect to the marketing, sales and promotion of the Finished Product in the Territory. Subject to the provisions of this Agreement, and subject to compliance with the Marketing Plans, as modified or adjusted from time to time by the Executive Committee, Chugai shall have full control and authority of the day-to-day commercialization of the Finished Product in the Territory and implementation of the corresponding Marketing Plans, at Chugai's expense. No later than *** prior to the start of each calendar year, Chugai, in its reasonable sole discretion, shall determine in good faith the estimated annual Net Sales in the Territory, and provide quarterly forecasts of the estimated annual Net Sales for the Territory to the Liaison Committee. The Parties understand and agree that such Net Sales forecast shall not be subject to revision or approval by the Liaison Committee, Executive Committee or CTIT.

     7.2  Marketing Materials. Chugai shall keep CTIT informed regarding the
          -------------------
preparation of promotional materials, samples, advertising and materials for training sales representatives with respect to the Finished Product in the Territory and will provide CTIT with copies of such materials. CTIT will similarly provide Chugai with copies of such materials relating to the Product outside the Territory.

     7.3  Marketing Efforts. Chugai agrees to use its Commercially Reasonable
          -----------------
Efforts (a) to launch commercial sales of the Finished Product in each country of the Territory, as soon as possible after receipt of the Government Approval for the Finished Product in such country, and in each other country of the Territory as soon as is commercially reasonable; and (b) after the First Commercial Sale of the Finished Product in a country of the Territory, maximize the Net Sales of the Finished Product in such country.

     7.4  Failure to Sell. If Chugai fails to launch commercial sales of the
          ---------------
Finished Product in any country in the Territory within *** from the date of the Government Approval for the Finished Product in such country, despite the timely supply of the Product by CTIT, then all rights to distribute such Finished Product in such country shall revert to CTIT upon *** notice to Chugai. In

________________________

 * The information above marked by *** has been omitted by a request for confidential treatment. The ommitted portion has been separately filed with the Commission.

addition, if Chugai determines that it is commercially unreasonable to launch or to continue sales of the Finished Product in a particular country on the terms of this Agreement, Chugai may, upon reasonable notice to CTIT, cancel the launch or discontinue sales in such country and such country shall cease to be a part of the Territory for the Finished Product for all purposes of this Agreement, and all rights to use, market and distribute such Finished Product in such country shall revert to CTIT as of CTIT's receipt of Chugai's notice of cancellation. This Section 7.4 shall not limit any other remedies CTIT may have under applicable law.

     7.5 Loss of Exclusivity. Notwithstanding Section 7.4, in the event that (i)
         -------------------
the Finished Product does not have, or loses its, marketing exclusivity with respect to the Compound included in the Finished Product for an approved indication in any country in the Territory during the term of this Agreement (e.g., due to the failure to obtain patent protection, and/or regulatory exclusivity), (ii) one or more Competing Products are marketed for such indication in such country, and (iii) such Competing Product(s) represents a commercially significant percentage of the total aggregate prescription volume for such indication of such Finished Product and such Competing Product(s), in the aggregate, in such country in any calendar quarter, determined by the number of prescriptions given for the Finished Product and such Competing Product(s), in the aggregate, during such calendar quarter (as measured by a mechanism agreed upon by the Parties) and Chugai reasonably determines that Chugai is not likely to recover such lost market share (a "Loss of Exclusivity"), then, upon request of Chugai, the Parties may negotiate, in good faith, a mutually agreeable, reasonable adjustment to the Price and *** to be paid by Chugai for the Product to be used and sold in such country. If, however, the Parties engage in such negotiations but are unable to reach agreement on such adjustment, the terms of Section 7.4 shall apply. For purposes of this Section 7.5, "Competing Product" shall mean any pharmaceutical product that is substantially identical to the Product (including dosage level, dosage form and the Compound), is approved for the same indication(s) as such Finished Product, and is legally marketed in any country in the Territory by an entity other than Chugai, its Affiliates or its Sublicensees.

                                   ARTICLE 8
                                   ---------
                             INTELLECTUAL PROPERTY
                             ---------------------

     8.1 Prosecution and Maintenance. CTIT shall Own, be responsible for and
         ---------------------------
shall diligently carry out and shall bear all costs (including attorney fees) for the preparation, filing, prosecution, maintenance, and extensions, if any, of all patents or patent applications within the Licensed Patent Rights in those countries in the Territory listed on Schedule 1.13, attached hereto. CTIT shall have the right, after consultation with Chugai, and upon no less than *** notice, to abandon any of the Licensed Patent Rights. In the event that CTIT declines to further prosecute and maintain any such patent applications or patents with respect to the Licensed Patent Rights in the Territory, Chugai shall have the right to prosecute and maintain such patent applications or patents or conduct such interferences, at its own expense, in the name of CTIT, or its designated assignees, in any country in the Territory. Should Chugai prosecute or maintain such patents or patent applications or conduct such interferences as provided above in any country in the Territory, Chugai

________________________

 * The information above marked by *** has been omitted by a request for confidential treatment. The ommitted portion has been separately filed with the Commission.

shall be entitled to account for such costs as a credit against the amounts otherwise due CTIT on account of Net Sales of the Finished Product in such country, and both Parties shall discuss in good faith whether any other adjustments to this Agreement are mutually agreeable. Notwithstanding the foregoing, Chugai shall not take any such action that could adversely affect a patent or patent application Owned by CTIT, unless such action is mutually agreed by the Parties.


     8.2  Inventions.
          -----------

          8.2.1 Inventorship. Inventorship of information, know-how, data,
                ------------
discoveries, developments, designs, inventions, methods, processes, techniques, materials, formulae, trade secrets, trademarks, copyrights, patents and patent applications and other proprietary information conceived and/or reduced to practice in connection with, or as a result of, Chugai's activities hereunder ("Inventions") shall be determined in accordance with the patent laws of the country in which such invention occurred.

          8.2.2 Ownership. CTIT and Chugai shall jointly own all Inventions.
                ---------
Chugai shall promptly disclose to CTIT any new Inventions in a timely manner such that the Parties can perfect their respective rights in intellectual property protection. Each Party shall cooperate with the other, including by providing advice and documents and performing any acts, as necessary to perfect the foregoing rights as provided herein. It is understood that neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license, assign, mortgage or exploit an Invention in its respective territory by reason of joint ownership of any such intellectual property, and may otherwise undertake all activities a sole owner might undertake with respect to such inventions without the consent of and without accounting to the other joint owner, except as otherwise provided in this Agreement or as the Parties may otherwise agree in writing.

          8.2.3 Patent Prosecution and Maintenance. CTIT shall have the first
                ----------------------------------
right, using its choice of counsel, to prepare, file, prosecute, maintain and extend patent applications and patents concerning Inventions outside the Territory with appropriate credit to Chugai representatives, including the naming of such parties as inventors where appropriate and in accordance with the relevant legal requirements, and CTIT shall bear the related costs incurred at CTIT's request or direction. CTIT shall solicit Chugai's advice regarding the nature and text of any such patent applications and related prosecution matters regarding the Compound, the Products or the Finished Products in a reasonable period before such filings are due, and CTIT shall take into account Chugai's reasonable comments. Chugai shall have the first right, using its choice of counsel, to prepare, file, prosecute, maintain and extend patent applications and patents concerning Inventions within the Territory with appropriate credit to CTIT representatives, including the naming of such parties as inventors where appropriate and in accordance with the relevant legal requirements, and Chugai shall bear the related costs incurred at Chugai's request or direction. Chugai shall solicit CTIT's advice regarding the nature and text of any such patent applications and related prosecution matters regarding the Compound, the Product, or the Finished Product in a reasonable period before such filings are due, and Chugai shall take into account CTIT's reasonable comments.

          8.2.4 Licenses. Chugai hereby grants to CTIT a royalty-free,
                --------
exclusive, even as to Chugai, license, with the right to sublicense, under Chugai's interest in any Invention to use, sell, offer for sale, make, have made, distribute, import and otherwise exploit such Invention outside the

________________________

 * The information above marked by *** has been omitted by a request for confidential treatment. The ommitted portion has been separately filed with the Commission.

Territory. CTIT hereby grants to Chugai a royalty-free, exclusive, even as to CTIT, license under CTIT's interest in any Invention to use, sell, offer for sale, make, have made, distribute, import and otherwise exploit such Invention in connection with the Compound, the Product and the Finished Product within the Territory. Nothing in this Section 8.2.4 shall be construed as granting either Party a license from the other Party other than the foregoing with respect to Inventions, and no other licenses regarding any underlying technology or patent rights that may be necessary or useful for practice of the Invention are intended to be licensed under this Section 8.2.4.

     8.3  Enforcement of Technology.
          -------------------------

          8.3.1 Licensed Technology. If either CTIT or Chugai has knowledge of
                -------------------
any infringement or likely infringement of the Licensed Patent Rights or unauthorized use of the Licensed Know-How in the Territory, then the Party having such knowledge shall promptly inform the other Party in writing, and the Parties shall promptly consult with one another regarding the action to be taken. Unless the Parties otherwise mutually agree, CTIT shall have the initial right, using counsel of its choice, to enforce such Licensed Technology or defend any declaratory action with respect thereto, at its expense, and Chugai shall give all reasonable assistance (excluding financial assistance) to CTIT in such action. If CTIT exercises such right, then CTIT shall control the strategy of such action, and may use Chugai's name in connection with such action; provided that either CTIT receives Chugai's consent to do so, or CTIT is required by law to use Chugai's name for such action. In the event that CTIT fails to initiate a suit to enforce such Licensed Technology against such a third party in any jurisdiction in the Territory within six (6) months of receiving notice of such infringement as provided above, Chugai may initiate such suit using counsel of its choice, at its own expense, regarding the applicable Licensed Technology, use CTIT's name in connection therewith, and control the strategy of such action, and CTIT shall provide all reasonable assistance (excluding financial assistance) to Chugai in such action. Each Party involved in any such claim, suit or proceeding hereunder, shall keep the other Party reasonably informed of the progress of any such claim, suit or proceeding. In the event that either Party recovers any amounts from any litigation or settlement under Sections 8.3 and 8.4, such amounts shall first be applied to reimburse CTIT and Chugai for their respective actual out-of-pocket expenses, or equitable proportions thereof. Any remaining amount shall be evenly distributed between CTIT and Chugai, provided that both Parties participated in such litigation. The Parties shall discuss and consult with each other regarding any settlement or offer of settlement for litigation under Sections 8.3 and 8.4. Any such settlement under Sections 8.3 and 8.4 shall be subject to CTIT's consent; provided that the terms of such settlement may not conflict with this Agreement unless both Parties so consent.

          8.3.2 Jointly Owned Inventions. Notwithstanding Section 8.3.1 above,
                ------------------------
in the event that any patent for an Invention that is jointly owned by CTIT and Chugai under Section 8.2 of this Agreement is infringed or misappropriated by a third party, CTIT and Chugai shall discuss whether, and, if so, how, to enforce such jointly owned patent or defend such jointly owned patent in an infringement action, declaratory judgment or other proceeding. In the event only one Party wishes to participate in such proceeding, it shall have the right to proceed alone, at its expense, and may retain any recovery; provided, at the request and expense of the participating Party, the other Party agrees to cooperate and join in any proceedings in the event that a third party asserts that the co-owner of such jointly owned Invention is necessary or indispensable to such proceedings.

     8.4  Infringement of Third Party Patents. If Chugai, or any of its
          -----------------------------------
Sublicensees shall be sued by a third party for infringement of a third party's patent rights in the Territory because of the use or sale of the Compound, the Product and/or the Finished Product, Chugai shall promptly notify CTIT in writing of such suit, and the Parties shall consult together to agree upon the course of action to be taken. Unless otherwise agreed, in the case of legal proceedings in the Territory, Chugai may, if it so elects, control the defense of such suit with its own choice of counsel at its own expense, in which event CTIT shall have the right to be represented by advisory counsel of its own selection at its own expense, and CTIT shall reasonably co-operate in the defense of such suit and furnish to Chugai all evidence and assistance in its control. In the event that Chugai controls the defense of such suit as provided above, Chugai shall not enter into any agreement which: (i) extends or purports to exercise Chugai's rights under the Licensed Technology beyond the rights granted pursuant to this Agreement; or (ii) makes any admission regarding (a) wrongdoing on the part of CTIT, or (b) the invalidity, unenforceability or absence of infringement of any Licensed Patent Rights or patent claiming an Invention; in all cases without the prior written consent of CTIT. If Chugai, in the case of legal proceedings in the Territory, does not elect within thirty
(30) days after receiving notice of suit to so control the defense of such suit, CTIT may undertake such control at its own expense, in which event Chugai shall have the right to be represented by advisory counsel of its own selection at its own expense, and shall co-operate fully in the defense of such suit and furnish to CTIT all evidence and assistance in its control. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

     8.5  Litigation Activities Update. The Parties shall keep one another
          ----------------------------
informed of their respective activities concerning, and the status of, any litigation or settlement thereof concerning an Invention, the Licensed Technology, the Compound, the Product or the Finished Product; provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a Party pursuant to this Article 8 may be entered into without the consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other Party's rights under this Agreement.

     8.6  Patent Extensions. Chugai shall have the right but not the obligation
          -----------------
to seek extensions of the terms of the Licensed Patent Rights in the Territory. At Chugai's request, CTIT shall either authorize Chugai to act as CTIT's agent for the purpose of making any application for any extensions of the term of the Licensed Patent Rights and provide reasonable assistance therefor to Chugai or shall diligently seek to obtain such extensions, in either event, at Chugai's expense.

                                   ARTICLE 9
                                   ---------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     9.1  CTIT Representations and Warranties. CTIT hereby represents and
          -------------------------------------
warrants that:

          9.1.1 Authority. CTIT has the full right, power and corporate
                ---------
authority to enter into this Agreement, and to make the promises and grant the licenses set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement.

          9.1.2 Ownership, Title. CTIT Owns the Licensed Technology and has the
                ----------------
right to grant sole and exclusive rights therein, even as against CTIT and CTI, to Chugai in the Territory. CTIT has provided to Chugai true and correct copies of all license agreements and other documentation entered into by CTIT or its Affiliates evidencing the rights of CTIT in and to the Licensed Technology.

          9.1.3 No Conflicts. The execution, delivery and performance of this
                ------------
Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which CTIT is a party or by which it is bound, nor to CTIT's knowledge, violate any law or regulation of an court, governmental body or administrative or other agency having jurisdiction over it.

          9.1.4 Further Agreement. During the term of this Agreement, CTIT will
                -----------------
not enter into any agreement, instrument or understanding, oral or written, that is inconsistent or in conflict with its obligations or rights herein.

          9.1.5 Disputes. As of the Effective Date, there are no actual or, to
                --------
the best knowledge of CTIT, threatened suits or claims by any third party alleging that the use by CTIT or Chugai of the Licensed Technology (including the licensing or disclosure of said Licensed Technology to Chugai) as contemplated hereunder will constitute an infringement or other violation of a patent, copyright, trade secret, trademark or other intellectual property rights of such third party.

     9.2  Chugai Representations and Warranties. Chugai hereby represents and
          -------------------------------------
warrants that (i) it has the full right, power and corporate authority to enter into this Agreement and to make the promises set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement, (ii) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which Chugai is a party or by which it is bound, nor to Chugai's knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it, and (iii) during the term of this Agreement, Chugai will not enter into any agreement, instrument or understanding, oral or written, that is inconsistent or in conflict with its obligations or rights herein.

     9.3  Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS
          ------------------------
AGREEMENT, CTIT EXPRESSLY DISCLAIMS ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, COMPOUND, PRODUCT, FINISHED PRODUCT, LICENSED PATENT RIGHTS OR LICENSED KNOW-HOW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE LICENSED PATENT RIGHTS, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

     9.4  Limitation of Liability. EXCLUDING INDEMNIFICATION RIGHTS AND
          -----------------------
OBLIGATIONS UNDER ARTICLE 11, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR

RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OR THE FAILURE OF ANY REMEDY.

                                   ARTICLE 10
                                   ----------
                              TERM AND TERMINATION
                              --------------------

     10.1  Expiration of this Agreement. This Agreement shall become effective
           ----------------------------
as of the Effective Date and, unless terminated earlier pursuant to this Article 10, this Agreement and the licenses granted by CTIT to Chugai herein shall expire on a country-by-country basis in the Territory on the earlier of (i) the date that neither the manufacture, sale nor use of the Compound, the Product and/or the Finished Product would be covered by any of the Licensed Patent Rights in such country, or (ii) fifteen (15) years from the date of the first commercial sale of the Finished Product in such country. The terms and conditions for any transactions on the Compound, the Product and/or the Finished Product between the Parties after any termination or expiration hereunder shall be as separately negotiated and agreed upon by the Parties.

     10.2  Termination of this Agreement for Breach. This Agreement may be
           ----------------------------------------
terminated by one Party upon written notice by reason of a material breach by the other Party that the breaching Party fails to remedy within ninety (90) days after written notice thereof by the notifying Party. Notwithstanding the foregoing, in the event of a non-monetary breach, in the case that such breach cannot be cured within such ninety (90) day period, the notifying Party cannot terminate this Agreement if the breaching Party continues to use diligent efforts to cure such breach until actually cured; provided, however, that the notifying Party may terminate this Agreement if such breach is not cured within one hundred eighty (180) days of the original notice of breach.

     10.3  Termination in Event of Bankruptcy. Either Party may terminate this
           ----------------------------------
Agreement upon bankruptcy, insolvency, dissolution or winding up of the other Party.

     10.4  Effect of Expiration or Termination.
           -----------------------------------

           10.4.1 Accrued Obligations. Termination of this Agreement for any
                  -------------------
reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

          10.4.2  Survival. Sections 3.2.3; 4.3-4.6 (for period provided in
                  --------
Section 10.4.4); 5.1-5.6 and 6.4-6.8 (to the extent unpaid); 6.3 (only with respect to the supply of the Product and the use of the Finished Product for purposes of this Agreement and only to the extent not superceded by the Supply Agreement); 6.10(b); 6.11.2 (if applicable, for the duration of Section 10.4.4); 8.2; 8.3.1, 8.4 and 8.5 (only with respect to infringements which occur during the term of this Agreement); 10.4; and Articles 1, 9, 11, 12 (with respect to
Article 12, for a period of ten (10) years after the expiration or earlier termination of this Agreement), and 13 shall survive the expiration or termination of this Agreement for any reason. In addition, any other provision required to interpret and enforce the Parties' rights and obligations under this Agreement shall also survive, but only to the extent required for the observation and performance of the aforementioned surviving portions of this Agreement.

          10.4.3 Termination of Licenses. Upon expiration or termination of this
                 -----------------------
Agreement all licenses and rights granted to Chugai hereunder shall terminate and, except as provided in Section 10.4.4 below, hugai will immediately cease to sell the Finished Product.

          10.4.4 Disposition of Inventory of the Product. (a) Chugai may dispose
                 ---------------------------------------
of its inventory of the Product and Finished Product on hand as of the effective date of termination, and may fill any orders for he Finished Product accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and (b) within thirty (30) days after disposition of such inventory and fulfillment of such orders Chugai will forward to CTIT a final report containing the details required by Article 6 herein and pay CTIT all amounts due for such period.

          10.4.5 Reassignment of Regulatory Approvals. Chugai shall ensure that
                 ------------------------------------
all Regulatory Filings and Government Approvals relating to the Product or the Finished Product are assigned to CTIT (to the extent legally permissible in the relevant country) within a reasonable time after any termination of Chugai's rights under this Agreement. Any costs incurred by Chugai for such assignment or transfer shall be at Chugai's expense. In the event that no such assignment and/or transfer pursuant to this Section may legally be made, then Chugai shall surrender such regulatory approvals or applications for cancellation. To the extent that such are related to the Compound, the Product or the Finished Product, all such data, files, materials, information, filings and approvals shall thereafter be deemed to be CTIT's confidential and proprietary information and subject to the confidentiality provisions of this Agreement. With respect to any such Regulatory Filing or Government Approval held in the name of a Sublicensee of Chugai, Chugai shall cause such Sublicensee to provide CTIT with a letter of authorization for the foregoing, in form and substance reasonably acceptable to CTIT, simultaneously with the granting of rights by Chugai to such Sublicensee. Chugai further agrees to execute and deliver such instruments and take such other actions as CTIT shall reasonably request in order to carry out this provision.

                                  ARTICLE 11
                                  ----------
                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     11.1 By CTIT. CTIT shall indemnify, defend and hold Chugai, its Affiliates,
          -------
directors, Sublicensees, employees, agents and representatives harmless from and against all claims, causes of action, settlement costs (including reasonable attorney fees and expenses), losses or liabilities of any kind that are asserted by a third party and that:

     (a) arise from a breach of a representation or warranty by CTIT in Section 9.1;

     (b) arise out from the negligent act or omission or willful misconduct by CTIT in the performance of its obligations under this Agreement;

     (c) arise from claims that the Product or its manufacture, use or sale in the Territory infringes a patent, trademark or other proprietary right of a third party; or

     (d) involve the use of the Product in the Territory as a pharmaceutical product, or the safety or efficacy of the Product, including any theory of strict liability in tort or any other theory of product liability, but only to the extent that such claim, cause of action, settlement cost, loss or liability does not arise out of or result from (i) the Finished Product not having been manufactured by Chugai in compliance with the applicable Specification; (ii) the negligence or willful misconduct of Chugai, or (iii) the breach by Chugai of any warranties given by Chugai in Section 9.2 above;


     11.2  By Chugai.  Chugai  shall  indemnify, defend and hold CTIT, its
           ---------
Affiliates, directors, employees, agents and representatives harmless from and against all claims, causes of action, settlement costs (including reasonable attorney fees and expenses), losses or liabilities of any kind that arise from:

     (a) breach of a representation or warranty by Chugai in Section 9.2;

     (b) the negligence or willful misconduct of Chugai in the performance of its obligations under this Agreement;

     (c) claims that the Finished Product infringes the trademark of a third party if the Finished Product is marketed using a trademark belonging to Chugai; or

     (d) the manufacture, marketing, handling or distribution of the Finished Product in the Territory, but only to the extent that such claim, cause of action, settlement cost, loss or liability does not arise out of or result from
(i) the Product not having been manufactured in compliance with the applicable Specification; (ii) the negligence or willful misconduct of CTIT, or (iii) the breach by CTIT of any warranties given by CTIT in Section 9.1 above.

     11.3  Procedure. If either Party expects to seek indemnification under this
           ---------
Article 11, it shall promptly give notice to the indemnifying Party of the basis for such claim of indemnification. If indemnification is sought as a result of any third party claim or suit, such notice to the indemnifying Party shall be within fifteen (15) days after receipt by the other Party of such claim or suit; provided, however, that the failure to give notice within such time period shall not relieve the indemnifying Party of its obligation to indemnify unless it shall be materially prejudiced by the failure. Each such Party shall cooperate fully with the other Party in the defense of all such claims or suits. No offer of settlement, settlement or compromise shall be binding on the Party without its prior written consent (which consent shall not be unreasonably withheld) unless such settlement fully releases the other Party without any liability, loss, cost or obligation to such Party.

                                  ARTICLE 12
                                  ----------
                         CONFIDENTIALITY AND PUBLICITY
                         -----------------------------

     12.1  Confidential Information. Each Party agrees that it will not in any
           ------------------------
manner, directly or indirectly, disclose, in whole or in part, any of the other Party's confidential and proprietary information that comes, or has come, into the possession of CTIT or Chugai, as the case may be, in connection with the transactions contemplated by this Agreement (the "Confidential Information") to any person or use such Confidential Information in any way detrimental to CTIT or Chugai, as the case may be.

     12.2  Exceptions.
           ----------

           12.2.1 Representatives. Notwithstanding the above, Confidential
                  ---------------
Information may be disclosed to the Representatives of CTIT and Chugai, it being understood that all such Representatives will be advised by CTIT or Chugai, as the case may be, of the confidential nature of such information and that by receiving such information they are agreeing to be bound by the provisions of this Article 12. Each Party shall use its respective best efforts to assure that all such Representatives adhere to the terms of this Article 12.

           12.2.2 Other Permitted Disclosures. Neither CTIT nor Chugai shall be
                  ---------------------------
obligated to maintain any Confidential Information in confidence to the extent that (i) the Confidential Information is or becomes public knowledge other than through the fault of CTIT or Chugai, (ii) the Confidential Information was known to the receiving Party prior to receiving the information, and this prior knowledge can be documented, (iii) the Confidential Information is or becomes available on an unrestricted basis to CTIT or Chugai, as the case may be, from a source other than CTIT or Chugai (or their Representatives) and this can be documented, (iv) the Confidential Information is required to be disclosed by law, court order or government action, or (v) such disclosure is reasonably necessary in connection with the conduct of the activities to be conducted hereunder, in filing or prosecuting patent applications, prosecuting or defending litigation, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if either Party is required to make any such disclosure of the other Party's Confidential Information, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Further, either Party may disclose Confidential Information received under this Agreement to existing or potential investors, acquirers, merger partners, collaborators or licensees, or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such investment, transaction, or license and under appropriate conditions of confidentiality, only to the extent necessary and with the agreement by these permitted individuals to maintain such Confidential Information in strict confidence.

     12.3  Publicity. The Parties agree that upon the execution of this
           ---------
Agreement, a press release approved by both Parties shall be issued. Except for such press release and periodic disclosures by CTIT or Chugai required by law or regulation or in the ordinary course of its SEC filings, neither Party shall (a) originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, any amendment hereto or performance hereunder, or (b) use the name of the other in any publicity, news release or other public announcement, except
(i) with the prior written consent of the other Party, or (ii) as required by law, in which case the originating Party shall give to the other Party at least ten (10) days prior notice of such proposed disclosure to complete a review in order to offer comments and modifications. Consistent with applicable law, the other Party shall have the right to request reasonable changes to the disclosure to protect its interests. In all other cases, the originating Party shall give the consenting Party at least ten (10) days to complete a review in order to offer comments, modifications or to give such consent. The Party required to give consent shall endeavor to respond in less than ten (10) days if practicable.

                                  ARTICLE 13
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     13.1  Force Majeure. Neither Party shall be held liable or responsible to
           -------------
the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

     13.2  Assignment. This Agreement may not be assigned or otherwise
           ----------
transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that CTIT may assign a portion of its rights and obligations hereunder to an Affiliate upon written notice to Chugai; and further provided that CTIT and Chugai may assign this Agreement and all or a portion of its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of the business of it, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing, and the relevant assignor shall remain liable thereunder.

     13.3  Severability. Each Party hereby agrees that it does not intend to
           ------------
violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     13.4  Notices. All notices, requests and other communications hereunder
           -------
shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:

             If to Chugai:            Chugai Pharmaceutical Co., Ltd.
                                      1-9, Kyobashi 2-Chome Chuo-ku
                                      Tokyo 104-8301, Japan
                                      Attn: Director, Business Development Dept.
                                      Fax: +81-3-3281-6610

             with a copy to:          Chugai Pharmaceutical Co., Ltd.,
                                      1-9, Kyobashi 2-Chome, Chuo-ku
                                      Tokyo 104-8301, Japan
                                      Attn: Director, Development
                                      Coordination Dept.
                                      Fax: +81-3-3281-6675

             If to CTIT:              CTIT, Inc.
                                      P.O. Box 50401
                                      Henderson, Nevada 89106 U.S.A.
                                      Attn: Monte Miller
                                      Phone: (702) 380-5897
                                      Fax: (702) 598-3651

             with a copy to:          CTI, Inc.
                                      201 Elliott Ave West
                                      Suite 400
                                      Seattle, Washington 98119
                                      U.S.A.
                                      Attn: Legal Affairs.
                                      Fax: (206) 284-6206

     13.5  Governing Law, Venue. This Agreement and any dispute arising from the
           --------------------
performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Washington, U.S.A., ithout reference to conflicts of laws principles.

     13.6  Dispute Resolution, Arbitration. Subject to Section 2.1.3, and except
           -------------------------------
with respect to matters pertaining to injunctive relief, in the event of any dispute, the parties shall refer such dispute to the Chief Executive Officers of CTIT and Chugai (or their respective executive officer level designees) for attempted resolution by good faith negotiations within thirty (30) days after such referral is made. During such period of good faith negotiations, any applicable time periods under this Agreement shall be tolled. In the event such executives are unable to resolve such dispute within such thirty (30) day period, the parties shall submit their dispute to binding arbitration before a single arbitrator in San Diego, California. The arbitration shall be conducted pursuant to the Rules of Arbitration of the International Chamber of Commerce then in effect. The arbitrator may permit limited discovery as he or she deems appropriate in the circumstances of the dispute. The arbitrator shall have no power to include an award of attorneys' fees and costs to the prevailing party, or to award punitive, special, incidental or consequential damages. The award to be rendered shall be final and binding upon all Parties.

     13.7 Entire Agreement. This Agreement, together with the Schedules hereto,
          ----------------
contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Schedule hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

     13.8  Official Language. The language of this Agreement and of
           -----------------
any documents, papers or proceedings required by or under this Agreement, including any such documents, papers or proceedings that arise under Section 13.6, shall be English. Any Parties requesting or requiring translations of such documents, papers or proceedings shall bear all costs and expenses of such translations.

     13.9  Headings. The captions to the Articles and Sections hereof and
           --------
Schedules hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     13.10 Independent Contractors. It is expressly agreed that CTIT and Chugai
           -----------------------
shall be independent contractors and that the relationship among the Parties shall not constitute a partnership, joint venture or agency. Neither CTIT nor Chugai shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     13.11 Waiver. The waiver by either Party hereto of any right hereunder or
           ------
the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

     13.12 Counterparts. This Agreement may be executed in three counterparts,
           ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.13 Parent Guarantee. CTI hereby guarantees the full and timely
           ----------------
performance by CTIT of all of its obligations hereunder.

     13.14 Compliance with Laws. Notwithstanding anything to the contrary
           --------------------
contained herein, all obligations of CTIT and Chugai are subject to compliance with United States and foreign export regulations in the Territory and such other United States and foreign laws and regulations as may be applicable in the Territory, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions in the Territory. CTIT and Chugai shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by its duly authorized representative as of the date first above written.

CTI TECHNOLOGIES, INC.               CHUGAI PHARMACEUTICAL CO., LTD.


By: /s/ Monte L. Miller              By: /s/ Motoo Ueno
    -----------------------              ----------------------

Name: Monte L. Miller                Name: Motoo Ueno
      ---------------------                --------------------

Title: Vice President - Operations   Title: Senior Vice President, Member of the
       ---------------------------          ------------------------------------
                                            Board of Directors
                                            ------------------------------------



CELL THERAPEUTICS, INC. (agreeing only to be bound by the same confidentiality obligation as CTIT under Article 12 hereof and making its guarantee under Section 13.13 hereof)



By:   /s/ James Bianco
      ---------------------------

Name: James Bianco
      ---------------------------

Title:President and CEO
      ---------------------------

                                  Schedule 1.2
                                  -------------

     ***

___________________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                 Schedule 1.13
                                 -------------

                        PATENTS AND PATENT APPLICATIONS
                        -------------------------------


     ***




_______________________
* The information above marked by *** has been omitted by a request for confidential treatment. The omitted portion has been separately filed with the Commission.